AMENDMENT NO. 3 TO

NONQUALIFIED STOCK OPTION AGREEMENT

This Amendment No. 3 to Nonqualified Stock Option Agreement (“Amendment”) is entered into as of this 18th day of May 2007 by and between Micron Enviro Systems, Inc., a Nevada corporation, and Stephen J. Amdahl under the 2006C Stock Nonqualified Stock Option Plan.

RECITALS:

WHEREAS, the parties entered into the Nonqualified Stock Option Agreement, dated as of February 28, 2006 (“Option Agreement”) and first amendment occurred on September 14, 2006 and the second amendment occurred on May 18, 2007.  Capitalized terms not defined herein shall have the same meaning as set forth in the Option Agreement; and

WHEREAS, the parties desire to amend the Option Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

1 In exchange for Grantee’s promise of continued service in his capacity as a director of the Corporation, Section 2 and Section 4 of the Option Agreement shall be amended to extend the expiry date to May 21, 2008.

2.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all such counterparts together shall constitute one and the same document.

3. Except as so expressly amended, the Option Agreement is ratified and confirmed by the parties and, as hereby amended, shall be deemed and construed as a single instrument in full force and effect; provided, however, in the case of any conflict or inconsistency between the terms of this Amendment and the terms of the prior Option Agreement, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Option Agreement as of the date set forth above.

Micron Enviro Systems, Inc.

  Stephen J. Amdahl

By:

/s/ Bradley Rudman

/s/ Stephen J. Amdahl

Name:

/s/ Bradley Rudman

Title:

President, Director, CFO